Exhibit 99.1

DYNARESOURCE, INC.

FOR IMMEDIATE RELEASE

“DynaResource Files Updated NI 43-101 Technical Report for

San Jose de Gracia”

Irving, Texas (January 10, 2013) OTCBB: DYNR – DynaResource, Inc. (“DynaUSA”, or “the Company”), a Resource Investment and Management Company based in Irving, Texas, with a current focus on the San Jose de Gracia Project (“SJG”) in Sinaloa, Mexico, targeting growth in the defining and production of predominately gold resources, is pleased to announce that it filed with SEDAR on January 8, 2013 an updated National Instrument 43-101 (“NI 43-101”) compliant Technical Report for the San Jose de Gracia Project (the “2012 DynaMexico Luna-CAM SJG Technical Report”, the “Technical Report”), as received from and approved by DynaResource de Mexico, SA de CV. (“DynaMexico”), the 100% owner of the San Jose de Gracia District. DynaUSA currently holds 50% of the outstanding shares of DynaMexico and Goldgroup Mining Inc. (“Goldgroup”) holds 50% of the outstanding shares of DynaMexico.

The 2012 DynaMexico Luna-CAM SJG Technical Report was revised and updated from the original Technical Report filed by the Company with SEDAR on March 28, 2012, in order to include additional disclosures, updated maps, and revised work programs. The revised Technical Report is dated December 31, 2012 and the Technical Reports can be viewed under the Company’s profile on SEDAR (www.sedar.com), and on the Company’s website at www.dynaresource.com.

The 2012 DynaMexico Luna-CAM SJG Technical Reports were prepared by Mr. Ramon Luna Espinoza, BS, P.Geo., of Servicios y Proyectos Mineros, Hermosillo, Mexico, and a Qualified Person as defined under NI 43-101; and by Mr. Robert Sandefur, BS, MSc, P.E., a senior reserve analyst for Chlumsky, Armbrust & Meyer LLC, Lakewood, CO., and a Qualified Person as defined under NI 43-101. The 2012 DynaMexico Luna-CAM SJG Technical Reports include as Section Fourteen (14) a Mineral Resource Estimate for SJG as prepared by Mr. Sandefur (the “2012 DynaMexico-CAM SJG 43-101 Mineral Resource Estimate”, the “Mineral Resource Estimate”).

The 2012 DynaMexico-CAM SJG Mineral Resource Estimate concentrates on four separate main vein systems at SJG: Tres Amigos, San Pablo, La Union, and La Purisima. The Mineral Resource Estimate includes Indicated Resources at: (1) Tres Amigos of 893,000 tonnes with an average grade of 4.46 g/t, totaling 128,000 Oz. Au; and (2) San Pablo of 1,308,000 tonnes with an average grade of 6.52 g/t, totaling 274,000 Oz. Au. The Mineral Resource Estimate also includes an Inferred Resource of 3,953,000 tonnes in aggregate for the four main vein systems, with an average grade of 5.83 g/t, totaling 741,000 Oz. Au. The Effective Date of the 2012 DynaMexico Luna-CAM SJG Technical Reports and including the 2012 DynaMexico-CAM SJG 43-101 Mineral Resource Estimate is February 6, 2012. The Mineral Resource Estimate is reported using a 2.0 g/t cut off grade for underground mining. As of the Effective Date of the Technical Reports and Mineral Resource Estimate, there is no economic assessment report completed for SJG so the precise cutoff grade for underground mining has not yet been determined.

Mineral Resource and Classification for San Jose de Gracia Project

(See Tables Following)

TRES AMIGOS INDICATED
Au Cut Off (g/t)	Tonnes	Au g/t	Au TOZ	Ag g/t	Ag TOZ	Cu%	CuKg	Pb%	PbKg	Zn%	ZnKg
1.00	1,128,000	3.85	139,000	9.18	333,000	0.19	2,137,000	0.05	570,000	0.33	3,774,000
2.00	893,000	4.46	128,000	10.34	297,000	0.21	1,875,000	0.06	499,000	0.37	3,276,000
3.00	608,000	5.37	105,000	11.31	221,000	0.22	1,338,000	0.06	374,000	0.39	2,349,000
TRES AMIGOS INFERRED
1.00	1,937,000	4.91	306,000	9.46	589,000	0.21	4,028,000	0.05	981,000	0.34	6,600,000
2.00	1,453,000	6.05	282,000	11.01	514,000	0.23	3,390,000	0.06	802,000	0.38	5,460,000
3.00	950,000	7.93	242,000	11.47	350,000	0.20	1,935,000	0.07	620,000	0.43	4,107,000
SAN PABLO INDICATED
Au Cut Off (g/t)	Tonnes	Au g/t	Au TOZ	Ag g/t	Ag TOZ	Cu%	CuKg	Pb%	PbKg	Zn%	ZnKg
1.00	1,482,000	5.94	283,000	11.92	568,000	0.26	3,839,000	0.01	158,000	0.03	500,000
2.00	1,308,000	6.52	274,000	12.72	535,000	0.28	3,607,000	0.01	147,000	0.04	458,000
3.00	1,091,000	7.32	257,000	13.69	480,000	0.30	3,241,000	0.01	132,000	0.04	405,000
SAN PABLO INFERRED
1.00	756,000	4.65	113,000	9.25	225,000	0.17	1,273,000	0.01	74,000	0.03	227,000
2.00	532,000	6.02	103,000	11.33	194,000	0.20	1,074,000	0.01	51,000	0.03	161,000
3.00	426,000	6.92	95,000	11.89	163,000	0.22	935,000	0.01	40,000	0.03	131,000
LA UNION INFERRED
Au Cut Off (g/t)	Tonnes	Au g/t	Au TOZ	Ag g/t	Ag TOZ	Cu%	CuKg	Pb%	PbKg	Zn%	ZnKg
1.00	1,221,000	4.72	185,000	12.81	503,000	0.15	1,856,000	0.02	250,000	0.04	532,000
2.00	849,000	6.11	167,000	13.71	374,000	0.19	1,579,000	0.03	221,000	0.05	448,000
3.00	580,000	7.79	145,000	16.51	308,000	0.23	1,340,000	0.03	196,000	0.07	403,000
LA PURISIMA INFERRED
Au Cut Off (g/t)	Tonnes	Au g/t	Au TOZ	Ag g/t	Ag TOZ	Cu%	CuKg	Pb%	PbKg	Zn%	ZnKg
1.00	1,767,000	3.83	217,000	4.64	264,000	0.08	1,454,000	0.02	293,000	0.06	1,097,000
2.00	1,119,000	5.25	189,000	5.63	203,000	0.10	1,150,000	0.02	209,000	0.06	707,000
3.00	801,000	6.34	163,000	5.85	151,000	0.11	916,000	0.02	164,000	0.07	585,000

SAN JOSE DE GRACIA TOTAL INDICATED
Au Cut Off (g/t)	Tonnes	Au g/t	Au TOZ	Ag g/t	Ag TOZ	Cu%	CuKg	Pb%	PbKg	Zn%	ZnKg
1.00	2,610,000	5.03	422,000	10.73	901,000	0.23	5,976,000	0.03	728,000	0.16	4,273,000
2.00	2,200,000	5.69	402,000	11.75	831,000	0.25	5,482,000	0.03	646,000	0.17	3,733,000
3.00	1,699,000	6.62	362,000	12.84	701,000	0.27	4,579,000	0.03	506,000	0.16	2,754,000
SAN JOSE DE GRACIA TOTAL INFERRED
1.00	5,681,000	4.50	822,000	8.66	1,581,000	0.15	8,611,000	0.03	1,599,000	0.15	8,456,000
2.00	3,953,000	5.83	741,000	10.11	1,285,000	0.18	7,193,000	0.03	1,283,000	0.17	6,776,000
3.00	2,757,000	7.28	646,000	10.97	972,000	0.19	5,126,000	0.04	1,021,000	0.19	5,227,000

(Due to rounding the numbers in the above may not check exactly. This is an estimate of in situ resources only and there is no assurance that any part of these resources can be converted to reserves. Grades are given to 2 decimals and contained metal to the nearest 000 for comparative purposes and do not imply this degree of accuracy.)

Construction of Wireframes

Mineral Resources were estimated by Mr. Sandefur within wireframes constructed by technical personnel of Minop SA de CV (“Minop”), a subsidiary or affiliate of Goldgroup. Minop was contracted by Mineras de DynaResource SA de CV. (“Mineras”), a 100% owned subsidiary of DynaUSA and the exclusive operating entity at SJG under agreement with DynaMexico.

Parameters Used to Estimate the Mineral Resource

The data base for the San Jose de Garcia Project consists of 372 drill holes of which 361 were diamond drill holes and the remaining 11, drilled in 1992, were reverse circulation holes, with a total drilling of 75,878 meters. The 2012 DynaMexico-CAM SJG Mineral Resource Estimate concentrates on four main mineralized vein systems at SJG: Tres Amigos, San Pablo, La Union, and La Purisima. Of the 372 drill holes, 368 were drilled to test these four main vein systems and the remaining four holes tested the Argillic Zone. Technical personnel of Minop built three dimensional solids to constrain estimation to the interpreted veins in each swarm. The 172 holes most recently drilled (2009-2011), were allocated as follows: Tres Amigos (64 holes), San Pablo (49 holes), La Union (24 holes), La Purisima (32 holes) and the Argillic Zone (3 holes).

Servicios y Proyectos Mineros performed a database review and considers that a reasonable level of verification has been completed, and that no material issues have been left unidentified from the drilling programs undertaken.

A total of 5,540 pieces of core were measured for specific gravity using the weight in air vs. weight in water method. This represents an additional 3,897 measurements taken in the 2009-11 drill seasons with density measurements taken from all mineral zones. Dried samples were coated with paraffin wax before being measured. The results tabulated have been sorted by lithology and mineralized veins. The average specific gravity of 5,051 wall rock samples is 2.59 while the average specific gravity for 489 samples of vein material is 2.68. CAM and Servicios y Proyectos Mineros have reviewed the procedures and results, and opine that the results are suitable for use in mineral resource estimation.

Explanation of Resource Estimation

Resource estimation was done in MineSight and MicroModel computer systems with only those composites that were inside the wireframe used in the estimate. Estimation was done using kriging with the omni-directional variogram derived from all the data in each area for gold using the relative variogram derived from the log variogram. High grades were restricted by capping the assays at a breakpoint based on the cumulative frequency curves. Estimation was done using search radii of 100 x 100 x 50 m oriented subparallel to the general strike and dip of the vein system in each area. A sector search, corresponding to the faces of the search box with a maximum of two points per sector was used in estimation. A density of 2.68 based on within vein density samples was used in the resource estimate. Within each of the four areas there are approximately 20 to 40 veins in the vein swarm. Resources were estimated by kriging using data from all veins in the swarm. In general, gold accounts for at least 80% of the value of contained metal at the project, so the variograms for gold were used in estimation of the four other metals. Mineral Resources at Tres Amigos and San Pablo were classified as Indicated as follows:

1)	they were within a vein within the swarm which contained at least 7 drill holes;
2)	they are within 25 m of the nearest sample point; and,
3)	they were estimated by at least three drill holes.

All other Mineral Resources were classified as Inferred. Because there are no precise quantitative definitions of measured, indicated and inferred, resource classification is subjective and depends on the experience and judgment of the Qualified Person (“QP”) calculating the resource estimate. CAM, Mr. Sandefur QP, allowed indicated material at Tres Amigos and San Pablo because of (1) the similarity of the variograms, and (2) the fact of recent production by DynaMexico from San Pablo of some 42,000 tonnes plant feed at an average grade of approximately 15 g/t.  Three of the individual veins at La Purisima satisfied criterion (1) above but Mr. Sandefur elected not to include this material in indicated because of the shorter first range at La Purisima. This Mineral Resource Estimate for SJG does not include any ore loss or dilution outside wireframes, and as currently defined, is probably most appropriate for a highly selective, small equipment underground operation.

The veins at San Jose de Gracia have been historically mined for many years and historic mined volumes are not available. The one exception is the approximate 42,000 tonnes of ore processed by DynaMexico during its pilot production activities in 2003-2006. The resource table is not adjusted for any historic mining. To validate that historic mining had not significantly reduced the resource, CAM reviewed the database for all assays greater than 1 gram per ton gold that were next to missing values at the bottom of drill holes. Only four assays satisfying this criterion were found, and on the basis of this review, CAM does not believe that significant mining has occurred within the volumes defined by the wireframes.

Data Verification

Mr. Luna initially visited the San Jose de Gracia Project in November 2010, and conducted site inspections at SJG in November 2011 and January 2012. Mr. Sandefur conducted a site inspection of the SJG Project in January 2012. While at the Property in November 2011, Mr. Luna inspected the areas of Tres Amigos, La Prieta, Gossan Cap, San Pablo, La Union, and La Purisima, and historic mining sites. In January 2012, Mr. Sandefur and Mr. Luna inspected the areas of Tres Amigos, San Pablo, La Union, and La Purisima. Pictures of the areas were taken. Many of the drill pads for the drilling programs of 2007 to 2011 were clearly located and identified. Mr. Luna also inspected San José de Gracia’s core logging and storage facilities, the geology offices, the meteorological station, the plant nursery, and the mill. Mr. Sandefur also inspected San José de Gracia’s core logging and storage facilities.

K.D. Diepholz, Chairman and CEO of DynaResource, Inc., and President of DynaMexico stated:

“The 2012 DynaMexico Luna-CAM SJG 43-101 Technical Reports and the 2012 DynaMexico-CAM SJG Mineral Resource Estimate were commissioned by DynaMexico in the best interests of DynaMexico and SJG in order to correct a previous technical report and resource estimate for SJG which were released without authorization by Goldgroup Mining Inc. on November 23, 2011, and filed by Goldgroup with SEDAR on January 3, 2012; and which technical report and resource estimate were released and filed by Goldgroup without approval from DynaMexico. Goldgroup is a shareholder of DynaMexico and as such has no authority to independently commission or release a technical report or resource estimate for SJG.

The material differences between the premature, non-approved resource estimate for SJG released by Goldgroup and the 2012 DynaMexico-CAM SJG Mineral Resource Estimate as reported in this news release, and as reported in the prior news releases by DynaResource, Inc. on February 15, 2012 and March 29, 2012 are shown in the table below:

Resources Categories (Indicated & Inferred)	2012 DynaMexico (“CAM SJG Mineral Resource”)		Goldgroup Not-approved by DynaMexico
at 2 g/t Au cut off	Au Ounces	Avg. Au g/t	Au Ounces	Avg. Au g/t
San Pablo Indicated	274,000	6.52	0	0.00
San Pablo Inferred	103,000	6.02	381,000	6.49
SJG Total Indicated	402,000	5.69	147,000	5.00
SJG Total Inferred	741,000	5.83	963,000	5.16

The 2012 DynaMexico Luna-CAM SJG 43-101 Technical Report, and as revised at December 31, 2012 and the 2012 DynaMexico-CAM SJG Mineral Resource Estimate included within the Technical Reports, are the current and only Technical Reports and Mineral Resource Estimate for SJG which have been approved by DynaMexico, the 100 % owner of San Jose de Gracia. I am pleased with the thoroughness and accuracy of the updated 2012 DynaMexico Luna-CAM Technical Report, and I am excited to report again the results of the 2012 DynaMexico-CAM SJG Mineral Resource Estimate as it confirms the first major milestone for defined resources at SJG, and it confirms the confidence in the resources defined by recent drilling at Tres Amigos and San Pablo.

I look forward to DynaMexico’s commissioning and completing of a Preliminary Economic Assessment (“PEA”) for SJG, and I look forward with excitement to the continuing development of the SJG project in the best interests of DynaMexico.”

Qualified Persons

Each of Mr. Luna and Mr. Sandefur is a “Qualified Person” as that term is defined in National Instrument 43-101 and each is “independent” as that term is also defined in National Instrument 43-101.  Each of them has reviewed and approved the scientific and technical disclosure set out in this news release.

San Jose de Gracia (“SJG”)

The San Jose de Gracia District, covering 69,121 hectares, is 100% owned by DynaResource de Mexico (“DynaMexico”). DynaResource, Inc. (“DynaUSA”) currently holds 50% of the outstanding shares of DynaMexico and Goldgroup holds 50% of the outstanding shares of DynaMexico.

In excess of one million ounces gold was reportedly produced from the SJG District in the early 1900’s, originating from high grade gold veins, including approximately 470,000 Oz. gold reportedly produced from the La Purisima area of SJG at an average gold grade of 66.7 g/t. In June 2010, the SJG Project was recognized by the State of Sinaloa as the most significant Gold Project in the State for the year 2010.

DynaUSA - DynaMexico

DynaUSA (the “Company”) is a Resource Investment and Management Company based in Irving, Texas, with a current focus on the SJG Project in Mexico, targeting growth in the defining and production of predominately gold resources. The Company formed DynaMexico in March 2000 specifically for the purpose of acquiring and consolidating the SJG District; and it completed the consolidation of the entire SJG District to DynaMexico in 2003 (approx. 15 sq. km. at that time), * with the exception of the San Miguel Mining Concession (7 Hectares, which DynaMexico is endeavoring to accomplish the transfer of title to DynaMexico, under previously signed sale and purchase agreements). During the period 2003-2006, DynaMexico conducted Pilot Production operations at the San Pablo area of SJG, reporting production results of: 18,250 Oz. Gold produced; 42,000 tons mill feed; average feed grades of approximately 15-20 g/t Gold; and, average production costs of less than $175./Oz. In September 2006, the Company entered into an Earn In/Option Agreement with Goldgroup, which provided that Goldgroup contribute $18 M. USD in funding to DynaMexico for exploration/development expenditures at SJG, in exchange for 50% of the outstanding shares of DynaMexico.

Exclusive Operating Entity at San Jose de Gracia

Under agreement with DynaMexico, Mineras de DynaResource SA de CV. (“Mineras”) has been named the exclusive operating entity at the San Jose de Gracia Project. DynaUSA owns 100% of Mineras.

DynaMexico General Power of Attorney

The Chairman-CEO of DynaUSA also serves as the President of DynaMexico and as the President of Mineras. And, the President of DynaMexico holds a broad power of attorney granted by the shareholders of DynaMéxico which gives the current President significant and broad authority within DynaMéxico.

Beneficiary of Production Proceeds

Projecting future production of resources from SJG by DynaMexico, DynaUSA would be the beneficiary as a 50% shareholder of DynaMexico.

For further information on DynaUSA and DynaMexico, please visit www.dynaresource.com or contact:

Brad J. Saulter, V.P. Investor Relations T: 972-868-9066 K.D. Diepholz, CEO T: 972-868-9066

IMPORTANT CAUTIONARY NOTE REGARDING CANADIAN DISCLOSURE STANDARDS

The Company is an “OTC Reporting Issuer” as that term is defined in BC Instrument 51-509, Issuers Quoted in the U.S. Over-the-Counter Markets, promulgated by the British Columbia Securities Commission. Accordingly, certain disclosure in this news release or other disclosure provided by the Company has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the United States Securities and Exchange Commission (the “SEC”) applicable to registration statements and reports filed by United States companies pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. As such, information contained in this news release or other disclosure provided by the Company concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC and not subject to Canadian securities legislation. This news release or other disclosure provided by the Company may use the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. While these terms are recognized and required by Canadian regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize them. United States investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted to reserves. In addition, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, although they may form, in certain circumstances, the basis of a “preliminary economic assessment” as that term is defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This News release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gracia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and Mexico; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in the Annual Report for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.